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                                                                Exhibit No. 10.2
                               SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT (this "Agreement"), dated as of May 1, 2002, is made by and between NANOGEN, INC., a Delaware corporation (hereinafter the "Company"), and William Franzblau (hereinafter "Executive").

                                    RECITALS

     WHEREAS, the Company and Executive wish to set forth in this Agreement the terms and conditions under which Executive's employment may be terminated by the Company;

     WHEREAS, the Company agreed in the Offer Letter of Employment, from the Company to Executive, dated March 15, 2002 (the "Offer Letter"), to provide for certain severance payments to be made to Executive upon the Company's termination of the Executive's employment;

     NOW, THEREFORE, the Company and Executive, in consideration of the mutual promises set forth herein, agree as follows:

                                    AGREEMENT

     1. BY DEATH. Executive's employment shall terminate automatically upon the death of Executive. In such event, the Company shall pay to Executive's beneficiaries or his estate, as the case may be, any accrued base salary, any bonus compensation to the extent earned, any vested deferred compensation (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination (collectively "Accrued Compensation"), but no other compensation or reimbursement of any kind, including, without limitation, severance compensation, and thereafter, the Company's obligations hereunder shall terminate.

     2. BY DISABILITY. If Executive is prevented from properly performing his duties to the Company as described in the Offer Letter hereunder by reason of any physical or mental incapacity for a period of more than 90 days in the aggregate in any 365-day period, then, to the extent permitted by law, the Company may terminate the employment on the 90th day of such incapacity. In such event, the Company shall pay to Executive all Accrued Compensation, and shall continue to pay to Executive the base salary until such time (but not more than 90 days following termination), as Executive shall become entitled to receive disability insurance payments under the disability insurance policy maintained by the Company, which disability policy shall provide for full payment of Executive's base salary during the period of disability, but no other compensation or reimbursement of any kind, including without limitation, severance

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compensation, and thereafter the Company's obligations hereunder shall terminate. Nothing in this Section shall affect Executive's rights under any disability plan in which he is a participant.

     3. BY COMPANY FOR CAUSE. The Company may terminate Executive's employment for Cause (as defined below) without liability at any time with or without advance notice to Executive. The Company shall pay Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate. Termination shall be for "Cause" in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by Executive which was performed in bad faith and to the material detriment of the Company; (b) Executive intentionally refuses or intentionally fails to act in accordance with any lawful and proper direction or order of the Board; (c) Executive willfully and habitually neglects the duties of employment; or (d) Executive is convicted of a felony crime involving moral turpitude, provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to Executive describing the nature of such event and Executive shall thereafter have five (5) business days to cure such event.

     4. AT WILL. At any time, the Company may terminate Executive's employment without liability other than as set forth below, for any reason not specified in
Section 3 above, by giving thirty (30) days advance written notice to Executive. If the Company elects to terminate Executive pursuant to this Section 4, the Company shall pay to Executive all Accrued Compensation and shall continue to pay to Executive as provided herein Executive's base salary for six (6) months from the date of such termination as severance compensation. Upon payment of the severance benefits described herein, all obligations of the Company (or its successor) shall terminate.

     5. EXECUTIVE'S OBLIGATIONS. During the period when such severance compensation is being paid to Executive pursuant to Section 4 above, Executive shall not (i) engage, directly or indirectly, in any other business activity that is competitive with, or that places him in a competing position to that of the Company or any affiliated company (provided that Executive may own less than two percent (2%) of the outstanding securities of any publicly traded corporation), or (ii) hire, solicit, or attempt to hire on behalf of himself or any other party any employee or exclusive consultant of the Company. The obligations of Executive described in this Section 5 are in addition to any other obligations that Executive may have to the Company as described in other agreements or arrangements, including but not limited to, the Proprietary Inventions Agreement, dated April 1, 2002.

     6. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement and the rights of the parties thereunder shall be interpreted and enforced under California law without reference to principles of conflicts of laws. The parties expressly agree that inasmuch as the Company's headquarters and principal place of business are located in California, it is appropriate that California law govern this Agreement.

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     7.   ASSIGNMENT; SUCCESSORS; BINDING AGREEMENT.

     (a) Executive may not assign, pledge or encumber his interest in this Agreement or any part thereof.

     (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, operation of law or by agreement in form and substance reasonably satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     (c) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributee, devisees and legatees. If Executive should die while any amount is at such time payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legates or other designee or, if there be no such designee, to his estate.

     8. NO WAIVER OF BREACH. The waiver by any party of the breach of any provision of this Agreement shall not be deemed to be a waiver of any subsequent breach.

     9. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     To the Company:   Nanogen, Inc.
                       10398 Pacific Center Court
                       San Diego, CA 92121
                       Attn: Chief Executive Officer

     To Executive:     William Franzblau
                       c/o Nanogen, Inc.
                       10398 Pacific Center Court
                       San Diego, CA 92121

     10. MODIFICATION; WAIVER; ENTIRE AGREEMENT. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of the Company. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or

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provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     11. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12. CONTROLLING DOCUMENT. This Agreement, and the Offer Letter supersedes any and all prior agreements between the Company and Executive relating to the matters herein, but does not supersede any other agreements between Company and Executive executed hereafter, including but not limited to, any stock option agreements entered into pursuant to the Company's 1997 Stock Incentive Plan and the Nanogen Employees' Handbook and Policies, except as expressly provided herein. In case of conflict between any of the terms and conditions of this Agreement and the documents herein referred to, the terms and conditions of this Agreement shall control.

     13. EXECUTIVE ACKNOWLEDGMENT. Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

     14.  REMEDIES.

     (a) INJUNCTIVE RELIEF. The parties agree that the services to be rendered by Executive hereunder are of a unique nature and that in the event of any breach or threatened breach of any of the covenants contained herein, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

     (b)  EXCLUSIVE. Both parties agree that the remedy specified in Section 14
(a) above is not exclusive of any other remedy for the breach by Executive of the terms hereof.

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     15.  COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

     Executed by the parties as of the day and year first above written.

                                            NANOGEN, INC.


                                            By: /s/ Dr. V. Randy White
                                                --------------------------------
                                                    Dr. V. Randy White
                                                    Chief Executive Officer

                                            EXECUTIVE:


                                            By: /s/ William Franzblau
                                                --------------------------------
                                                    William Franzblau